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                                                                Exhibit 21

Subsidiaries of Cleveland-Cliffs Inc
------------------------------------
                                                                Jurisdiction
                                                                     of
                                                                Incorporation
                                                                     or
Name of Subsidiary                                              Organization
------------------                                              ------------

   Cleveland-Cliffs Company (1)                                 Ohio
   Cleveland-Cliffs Ore Corporation (1), (2)                    Ohio
   Cliffs and Associates Limited (3)                            Trinidad
   Cliffs Australia Company (4)                                 Delaware
   Cliffs Biwabik Ore Corporation (2)                           Minnesota
   Cliffs Copper Corp.                                          Ohio
   Cliffs Empire, Inc. (1), (5)                                 Michigan
   Cliffs Engineering, Inc. (1)                                 Colorado
   Cliffs Forest Products Company (1)                           Michigan
   Cliffs Fuel Service Company (1)                              Michigan
   Cliffs IH Empire, Inc. (1)                                   Michigan
   Cliffs International Inc.                                    Delaware
   Cliffs Marquette, Inc. (1), (2)                              Michigan
   Cliffs MC Empire, Inc. (1), (5)                              Michigan
   Cliffs Mining Company                                        Delaware
   Cliffs Mining Services Company                               Delaware
   Cliffs Minnesota Minerals Company                            Minnesota
   Cliffs Oil Shale Corp. (2)                                   Colorado
   Cliffs of Canada Limited (1)                                 Ontario, Canada
   Cliffs Reduced Iron Corporation                              Delaware
   Cliffs Reduced Iron Management Company (6)                   Delaware
   Cliffs Resources, Inc.                                       Delaware
   Cliffs Synfuel Corp. (2)                                     Utah
   Cliffs TIOP, Inc. (1), (7)                                   Michigan
   Empire-Cliffs Partnership (5)                                Michigan
   Empire Iron Mining Partnership (8)                           Michigan
   Escanaba Properties Company (1), (9)                         Michigan
   Escanaba Properties Partnership (9)                          Michigan
   Hibbing Taconite Company, a joint venture (10)               Minnesota
   Kentucky Coal Company                                        Delaware
   Lake Superior & Ishpeming Railroad Company (11)              Michigan
   Lasco Development Corporation (11)                           Michigan
   Marquette Iron Mining Partnership (2)                        Michigan
   Minerais Midway Ltee-Midway Ore Company Ltd. (12)            Quebec, Canada
   Mines Hilton Ltee-Hilton Mines, Ltd. (12)                    Quebec, Canada
   Northshore Mining Company (13)                               Delaware
   Northshore Sales Company (14)                                Ohio
   Peninsula Land Corporation (12)                              Michigan

-----------------------------------------------------

   See footnote explanation on pages 66-67.




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                                                           Jurisdiction
                                                                of
                                                           Incorporation
                                                                or
Name of Subsidiary                                         Organization
------------------                                         ------------

   Pickands Erie Corporation (12)                          Minnesota
   Pickands Hibbing Corporation (10)                       Minnesota
   Pickands Mather & Co. International                     Delaware
   Pickands Radio Co. Ltd. (12)                            Quebec, Canada
   Robert Coal Company (15)                                Delaware
   Seignelay Resources, Inc. (12)                          Delaware
   Silver Bay Power Company (14)                           Delaware
   Syracuse Mining Company (12)                            Minnesota
   Tetapaga Mining Company Limited (1)                     Ohio
   The Cleveland-Cliffs Iron Company                       Ohio
   The Cleveland-Cliffs Steamship Company (1)              Delaware
   Tilden Mining Company L.C. (7)                          Michigan
   Virginia Eastern Shore Land Co. (1)                     Delaware

--------------------------------------------------------------------------------

(1) The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2) Marquette Iron Mining Partnership ("Marquette Partnership") is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100% of Cliffs Oil Shale Corp. and Cliffs Synfuel Corp.

(3) Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has a 46.5% interest in Cliffs and Associates Limited.

(4) The named subsidiary is a wholly-owned subsidiary of Cliffs International Inc., which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(5) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

(6) The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(7) Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 40% interest in Tilden Mining Company L.C.


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(8)  Empire Iron Mining Partnership is a Michigan partnership. The
     Cleveland-Cliffs Iron Company has a 22.56% indirect interest in the Empire Iron Mining Partnership.

(9) Escanaba Properties Partnership is a Michigan partnership. Escanaba Properties Company, a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has a 87.5% interest in the Escanaba Properties Partnership.

(10) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 5% interest in Hibbing Taconite Company, a joint venture.

(11) Cliffs Resources, Inc. owns a 99.5% interest in Lake Superior & Ishpeming Railroad Company. Lasco Development Corporation is a wholly-owned subsidiary of Lake Superior & Ishpeming Railroad Company.

(12) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(13) The named subsidiary is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(14) The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cliffs Minnesota Minerals Company.

(15) The named subsidiary is a wholly-owned subsidiary of Kentucky Coal Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.





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